AGREEMENT AND PLAN OF MERGER

                                      Among

                                  X-CEED, INC.

                            ZABIT & ASSOCIATES, INC.

                                       and

                          THE SHAREHOLDERS NAMED HEREIN







                                September 2, 1998



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                                TABLE OF CONTENTS

                                                                         Page

ARTICLE I             THE MERGER...........................................1
         1.1          The Merger...........................................1
         1.2          Closing..............................................1
         1.3          Effective Time.......................................1
         1.4          Corporate Organization...............................2

ARTICLE II            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                      CONSTITUENT CORPORATIONS.............................2
         2.1          Conversion of Zabit Common Stock.....................2
         2.2          Surrender and Payment................................3
         2.3          Adjustments..........................................3

ARTICLE III           THE SURVIVING CORPORATION............................3
         3.1          Certificate of Incorporation.........................3
         3.2          Bylaws...............................................3
         3.3          Directors and Officers...............................3
         3.4          Separate Division....................................4

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF ZABIT AND THE
                      ZABIT SHAREHOLDERS...................................4
         4.1          Organization and Qualification.......................4
         4.2          Capital Structure....................................4
         4.3          Subsidiaries; Equity Investments.....................5
         4.4          Authority............................................6
         4.5          No Conflict with Other Instruments...................6
         4.6          Governmental Consents................................6
         4.7          Financial Statements.................................6
         4.8          Absence of Changes...................................7
         4.9          Properties...........................................8
         4.10         Taxes................................................9
         4.11         Employees...........................................10
         4.12         Compliance with Law.................................11
         4.13         Litigation..........................................11
         4.14         Contracts...........................................11
         4.15         No Default..........................................12
         4.16         Proprietary Rights..................................12
         4.17         Brokers or Finders..................................13
         4.18         Related Parties.....................................13
         4.19         Certain Advances....................................13
         4.20         Underlying Documents................................13
         4.21         No Misleading Statements............................13


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ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE ZABIT
                      SHAREHOLDERS........................................13
         5.1          Zabit Common Stock..................................13
         5.2          Investment Representations..........................14

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF X-CEED............15
         6.1          Organization and Qualification......................15
         6.2          Capital Structure...................................16
         6.3          Subsidiaries; Equity Investments....................17
         6.4          Authority...........................................17
         6.5          No Conflict with Other Instruments..................17
         6.6          Governmental Consents...............................18
         6.7          Reports and Financial Statements....................18
         6.8          Absence of Changes..................................19
         6.9          Properties..........................................20
         6.10         Taxes...............................................21
         6.11         Employees...........................................22
         6.12         Compliance with Law.................................22
         6.13         Litigation..........................................22
         6.14         Contracts...........................................23
         6.15         No Default..........................................23
         6.16         Proprietary Rights..................................24
         6.17         Brokers or Finders..................................24
         6.18         Related Parties.....................................25
         6.19         Certain Advances....................................25
         6.20         Underlying Documents................................25
         6.21         No Misleading Statements............................25
         6.22         Shares of X-ceed Common Stock.......................25

ARTICLE VII           CONDUCT PRIOR TO THE EFFECTIVE TIME.................25
         7.1          Conduct of Business of Zabit and X-ceed.............25
         7.2          No Solicitation.....................................27

ARTICLE VIII          ADDITIONAL AGREEMENTS...............................28
         8.1          Approval of Zabit Shareholders......................28
         8.2          Access to Information; Interim Financial Information.28
         8.3          Confidentiality.....................................28
         8.4          Expenses............................................29
         8.5          Public Disclosure...................................29
         8.6          Efforts.............................................29
         8.7          Conduct; Notification of Certain Matters............29
         8.8          Tax-Free Reorganization.............................29
         8.9          Blue Sky Laws.......................................30
         8.10         Acquisition Plan....................................30

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         8.11         Key Employee Retention..............................30
         8.12         Key Employee Options................................30
         8.13         Additional Documents and Further Assurances.........30
         8.14         Listing of Additional Shares........................30
         8.15         Registration Rights Agreement.......................30
         8.16         Required Consents...................................30

ARTICLE IX            CONDITIONS TO THE MERGER............................30
         9.1          Conditions to Obligations of Each Party to Effect the
                      Merger..............................................30
         9.2          Additional Conditions to Obligations of Zabit.......31
         9.3          Additional Conditions to the Obligations of X-ceed..32

ARTICLE X             INDEMNIFICATION.....................................33
         10.1         Survival of Representations and Warranties..........33
         10.2         Indemnification by the Zabit Shareholders...........33
         10.3         Indemnification by X-ceed...........................34
         10.4         Defense of Claims...................................34

ARTICLE XI            TERMINATION, AMENDMENT, WAIVER, CLOSING.............35
         11.1         Termination.........................................35
         11.2         Effect of Termination...............................36
         11.3         Amendment or Supplement.............................36
         11.4         Extension of Time, Waiver...........................36

ARTICLE XII           GENERAL.............................................37
         12.1         Notices.............................................37
         12.2         Headings............................................38
         12.3         Counterparts........................................38
         12.4         Entire Agreement; Assignment........................38
         12.5         Severability........................................38
         12.6         Other Remedies......................................38
         12.7         Governing Law.......................................38
         12.8         Arbitration.........................................39
         12.9         Absence of Third-Party Beneficiary Rights...........39

Exhibit A             Certificate of Merger (DE)
Exhibit B             Agreement of Merger (CA)
Exhibit C             Form of First Promissory Note
Exhibit D             Form of Second Promissory Note
Exhibit E             Form of William N. Zabit Employment Agreement
Exhibit F             Zabit Acquisition Plan
Exhibit G             Form of Bradley K. Nelson Employment Agreement
Exhibit H             Key Zabit Employees
Exhibit I             Form of Registration Rights Agreement

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                                                                         Page


Schedule 4.2          Addresses of Zabit Shareholders


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                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of the 2nd day of September, 1998, by and among X-CEED, INC., a Delaware corporation ("X-ceed"), ZABIT & ASSOCIATES, INC., a California corporation ("Zabit"), and William N. Zabit, Joyce M. Wesolowski and Judith Cohen (collectively, the "Zabit Shareholders"),

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of X-ceed and Zabit deem it advisable and in the best interests of their respective companies and their respective stockholders or shareholders, as the case may be, to effect the merger hereafter provided for, in which Zabit would merge with and into X-ceed (the "Merger"); and

        WHEREAS,   it  is  intended  that  the  Merger  qualify  as  a  tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        N O W, T H E R E F O R E, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, X-ceed, Zabit and the Zabit Shareholders hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions of this Agreement, Zabit shall be merged with and into X-ceed in accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law ("DGCL"), whereupon the separate existence of Zabit shall cease, other than as provided for in Section 3.4, and X-ceed shall be the surviving corporation.

        1.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement, or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

        1.3 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Zabit and X-ceed shall file a Certificate of Merger, in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware, and an Agreement of Merger, in the form attached hereto as Exhibit B, with the Secretary of State of the State of California, and make all other filings or recordings required by the CGCL and the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the

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Agreement  of Merger is duly filed with the  Secretary  of State of the State of
California (the "Effective Time").

        1.4 Corporate Organization. At and after the Effective Time, X-ceed shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities and duties of X-ceed and Zabit, all as provided under the CGCL and the DGCL.


                                   ARTICLE II

                           EFFECT OF THE MERGER ON THE
                  CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

        2.1 Conversion of Zabit Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of common stock of Zabit ("Zabit Common Stock"), the following shall occur:

        (a) Each share of Zabit Common Stock held by Zabit as treasury stock shall be canceled, and no payment shall be made with respect thereto.

        (b) Each share of Zabit Common Stock outstanding immediately prior to the Effective Time (except as otherwise provided in Section 2.1(a)) shall be entitled to receive as consideration for the Merger either cash and/or shares of X-ceed Common Stock $.01 par value ("X-ceed Common Stock") in exchange for their shares of Zabit Common Stock as set forth below. William N. Zabit and Joyce M. Wesolowski have elected to receive promissory notes from X-ceed, substantially in the forms of Exhibits C and D attached hereto (the "X-ceed Notes"), payable to such holders in an aggregate principal amount equal to six million seven hundred thirty thousand two hundred eight dollars ($6,730,208) in exchange for four hundred eight thousand thirteen (408,013) shares of Zabit Common Stock held by such holders (William N. Zabit will receive a promissory note in the form of Exhibit C in the principal amount of three million eight hundred forty thousand dollars ($3,840,000) and a promissory note in the form of Exhibit D in the principal amount of one million five hundred forty four thousand one hundred sixty six dollars ($1,544,166) and Joyce M. Wesolowski will receive a promissory note in the form of Exhibit C in the principal amount of nine hundred sixty thousand dollars ($960,000) and a promissory note in the form of Exhibit D in the principal amount of three hundred eighty six thousand forty two dollars ($386,042)). The consideration to be received by the issuance and delivery of the X-ceed Notes shall be referred to herein as the "Cash Consideration". The remaining shares of Zabit Common Stock, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of X-ceed Common Stock equal to the Exchange Ratio, which is the quotient (rounded to the nearest four decimal places) of two million two hundred fifty eight thousand seven hundred twenty four (2,258,724) divided by a number equal to the total number of shares of Zabit Common Stock outstanding immediately prior to the Effective Time (less the four hundred eight thousand thirteen (408,013) shares of Zabit Common Stock that were converted into the right to receive the Cash Consideration) or 3.6550 shares of X-ceed Common Stock per share of Zabit Common Stock (the "Share Consideration" and together with the Cash Consideration, the "Merger Consideration").


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        2.2    Surrender and Payment.

        (a) Holders of shares of Zabit Common Stock that have been converted into a right to receive any portion of the Merger Consideration, upon surrender to X-ceed of a certificate or certificates representing such shares of Zabit Common Stock, will be entitled to receive the Merger Consideration payable in respect of such shares of Zabit Common Stock. Until so surrendered, each certificate representing shares of Zabit Common Stock shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

        (b) Any amounts remaining unclaimed by holders of shares of Zabit Common Stock three years after the Effective Time (or such earlier date prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of X-ceed free and clear of any claims or interest of any person previously entitled thereto.

        (c) No dividends, interest or other distributions with respect to X-ceed Common Stock constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing shares of Zabit Common Stock until such certificates are surrendered as provided in this Section 2.2. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing X-ceed Common Stock into which such shares of Zabit Common Stock were converted are registered, all dividends, interest and other distributions payable in respect of such shares of Zabit Common Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

        2.3 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of X-ceed shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of X-ceed Common Stock constituting all or part of the Merger Consideration shall be appropriately adjusted.


                                   ARTICLE III

                            THE SURVIVING CORPORATION

        3.1 Certificate of Incorporation. The certificate of incorporation of X-ceed in effect at the Effective Time shall remain the certificate of incorporation of X-ceed as the surviving corporation until amended in accordance with applicable law.

        3.2 Bylaws. The Bylaws of X-ceed in effect at the Effective Time shall be the Bylaws of X-ceed as the surviving corporation until amended in accordance with applicable law.

        3.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of X-ceed at the Effective Time shall remain the directors of X-ceed and the officers of X-ceed at the Effective Time shall be the officers of X-ceed; provided, however, that at the Effective Time, William
N. Zabit shall

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be named  President of X-ceed and shall enter into an Employment  Agreement with
X-ceed in substantially the form as attached hereto as Exhibit E; and provided, further, William N. Zabit shall also be appointed to the Board of Directors of X-ceed (the "X-ceed Board").

        3.4 Separate Division. From and after the Effective Time, the business of Zabit will be conducted as "Zabit & Associates," a separate division of X-ceed.


                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF ZABIT AND THE ZABIT SHAREHOLDERS

        Except as otherwise specifically set forth on the disclosure schedule delivered by Zabit to X-ceed prior to the execution of this Agreement (the "Zabit Disclosure Schedule"), Zabit and the Zabit Shareholders, severally and jointly, represent and warrant to X-ceed as follows:

        4.1  Organization  and  Qualification.   Zabit  is  a  corporation  duly
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

        Zabit is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, which states or jurisdictions are listed on the Zabit Disclosure Schedule, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a material adverse effect on Zabit. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole).

        Zabit has delivered or made available to X-ceed true, complete and correct copies, with respect to Zabit, of its (i) Articles of Incorporation and Bylaws (or other applicable charter documents), as amended to the date hereof,
(ii) minutes of all of directors' and shareholders' meetings (or other applicable meetings), complete and accurate as of the date hereof, and (iii) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Such Articles of Incorporation and Bylaws and other applicable charter documents are in full force and effect.

        4.2    Capital Structure.

        (a) The authorized capital stock of Zabit consists of one hundred million (100,000,000) shares of common stock, no par value ("Zabit Common Stock"). As of the date of this Agreement, there were issued and outstanding one million (1,000,000) shares of Zabit Common Stock.


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        (b) As of the date of this  Agreement,  there were  outstanding  options
(the "Zabit Options") to acquire twenty six thousand (26,000) shares of Zabit Common Stock. As of the date of this Agreement, there were an aggregate of twenty six thousand (26,000) shares of Zabit Common Stock reserved for issuance upon the exercise of outstanding Zabit Options.

        (c) Other than as described paragraphs (a) and (b) above, there are no other outstanding shares of capital stock or other equity securities of Zabit and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which Zabit is a party or by which Zabit may be bound that do or may obligate Zabit to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Zabit's capital stock or securities convertible into or exchangeable for Zabit's capital stock or that do or may obligate Zabit to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

        (d) Of the issued and outstanding Zabit Common Stock, no shares are subject to repurchase or redemption. All outstanding shares of Zabit Common Stock are, and any shares of Zabit Common Stock issued upon exercise of Zabit Options (subject to receipt of the exercise prices as provided therein) will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Zabit's Articles of Incorporation or Bylaws or any agreement to which Zabit is a party or by which Zabit may be bound. All outstanding securities of Zabit have been issued in compliance with applicable federal and state securities laws.

        (e) Section 4.2 of the Zabit Disclosure Schedule ("Schedule 4.2") contains complete and accurate lists of, and the number of shares owned of record by, the holders of outstanding Zabit Common Stock, and the number of shares subject to Zabit Options, and the holders of outstanding Zabit Options, including in each case the addresses of such holders. Schedule 4.2 is complete and accurate on the date hereof and, if required, an updated Schedule 4.2 to be attached hereto will be complete and accurate as of the Closing Date. Such
Schedule 4.2 identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of Zabit.

        (f) Schedule 4.2 contains a complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of Zabit.

        (g) Except as set forth in the Zabit Disclosure Schedule and except for any restrictions imposed by applicable federal and state securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of Zabit Common Stock.

        (h) Zabit is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of Zabit, the election of directors, the appointment of officers or other actions of Zabit's Board of Directors (the "Zabit Board") or the management of Zabit.

        4.3 Subsidiaries; Equity Investments. Zabit does not have and has never had any subsidiaries or companies controlled by Zabit and does not own and has never owned any equity

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interest  in, or  controlled,  directly or  indirectly,  any other  corporation, partnership, joint venture, trust, firm or other entity.

        4.4 Authority. Zabit has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Subject to Article VIII, the execution and delivery of this Agreement, the performance by Zabit of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Zabit, including approval of the Zabit Board and Zabit's shareholders. This Agreement is a valid and binding obligation of Zabit.

        4.5 No  Conflict  with  Other  Instruments.  Subject  to  obtaining  the consents set forth in Section 4.5 of the Zabit Disclosure Schedule, the execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Zabit pursuant to (i) any provision of Zabit's Articles of Incorporation or Bylaws or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which Zabit is a party or by which the properties or assets of Zabit is bound, or (b) to the knowledge of Zabit, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Zabit or its properties or assets, except, in the case of clauses (a)(ii) and
(b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Zabit taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Zabit or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        4.6 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to Zabit in connection with the execution, delivery and performance of this Agreement by Zabit or the consummation by Zabit of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and an Agreement of Merger with the California Secretary of State and (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

        4.7 Financial Statements. Zabit has previously furnished to X-ceed a complete and accurate copy of the reviewed combined financial statements of Zabit and Water Street Design Group, Inc. ("Water Street") for the fiscal years ended December 31, 1996 and December 31, 1997 and the internal/unaudited combined financial statements of Zabit and Water Street for the six month period ended June 30, 1998 and the supplementary schedules thereto (the "Zabit Financial Statements"). Zabit believes that the Zabit Financial Statements, as they relate to Zabit, are complete and correct in all material respects (except that the June 30, 1998 financial statements do not have footnotes thereto and the Zabit Financial Statements have not been audited) and have been generally prepared

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in accordance with generally accepted accounting  principles ("GAAP") applied on a consistent basis throughout the periods indicated and are consistent with each other. The Zabit Financial Statements accurately set out and describe the financial condition and operating results of Zabit as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. At the date of the Zabit Financial Statements and as of the Closing Date, except as set forth in the Zabit Disclosure Schedule, Zabit had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the balance sheet of Zabit (the "Zabit Balance Sheet") under GAAP) not reflected in the Zabit Financial Statements or the accompanying notes thereto except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the Zabit Financial Statements and which, under GAAP, would not have been required to be reflected in the Zabit Financial Statements and except for liabilities incurred in the ordinary course of business since the date of the Zabit Financial Statements which are usual and normal in amount. Zabit maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

        4.8 Absence of Changes. Since July 31, 1998, except as otherwise contemplated by this Agreement or set forth in the Zabit Disclosure Schedule, Zabit has conducted its respective business only in the ordinary and usual course and, without limiting the generality of the foregoing:

        (a) There have been no material changes in the condition (financial or otherwise), business, assets, properties, employees, operations, obligations or liabilities of Zabit, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on Zabit;

        (b) Except as provided for in paragraph (e) below, Zabit has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security;

        (c) Zabit has not incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice;

        (d) Zabit has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice;

        (e) Zabit has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock, except that prior to the Effective Time, Zabit will re-classify advances to shareholders as distributions and will issue a promissory note, or notes, payable to the Zabit Shareholders in the amount of one hundred fifty thousand dollars ($150,000) for the payment of taxes resulting from 1998 corporate income with such promissory note or notes due and payable no later than March 15, 1999;

        (f) Zabit has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

        (g) Zabit has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary course of business consistent with past practice;

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



        (h) Zabit has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice, and in each case for a consideration believed to be at least equal to the fair value of such asset or property;

        (i) Zabit has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

        (j) Zabit has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice;

        (k) Zabit has not entered into any material transaction or contract, or made any commitment to do the same;

        (l) Except for the "Zabit & Associates" trademark, Zabit has not sold, assigned, licensed, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Zabit Proprietary Rights (as defined in Section 4.16);

        (m) Zabit has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

        (n) Zabit has not effected or agreed to effect any change in its directors, officers or key employees; and

        (o) Zabit has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws.

        4.9    Properties.

        (a) The Zabit Financial Statements reflect all of the real and personal property owned or used by Zabit in its respective businesses or otherwise held by Zabit, except for (i) property acquired or disposed of in the ordinary course of business consistent with past practice of Zabit, since the date of the Zabit Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon. Zabit has good and marketable title to all assets and properties listed in the Zabit Financial Statements or thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for liens of current taxes not yet delinquent. All of the fixed assets and properties reflected in the Zabit Financial Statements or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by Zabit.

        (b) Section 4.9 of the Zabit Disclosure Schedule contains a complete and accurate list of all real property leased by Zabit (the "Zabit Properties"), the name of the lessor and the date of the

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



lease. Zabit does not have any options to purchase any such Zabit Properties or any other real property. The Zabit Properties are held under valid, existing and enforceable leases. The Zabit Properties and the operations of Zabit thereon do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the Zabit Properties or to such operations.

        4.10   Taxes.

        (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind what soever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

        (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Zabit (collectively, the "Zabit Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. All the Zabit Returns are true and correct in all material respects. Zabit has no liability for Taxes, other than as shown on the Zabit Returns, except for positions taken in good faith and for which adequate reserves have been established. The Zabit Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Zabit Financial Statements
(i) fully accrue consistent with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of the Zabit Financial Statements and (ii) properly accrue consistent with GAAP all liabilities for Taxes payable after the date of the Zabit Balance Sheet with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Zabit Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

        (c) No Tax liability has been incurred since the date of the Zabit Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date on at least a quarterly or, with respect to employment taxes, monthly basis. Zabit has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld by it. Copies of all Zabit Returns filed with respect to federal income tax returns for Taxable years of Zabit ending prior to the date hereof have been provided to X-ceed. Zabit has not been granted any extension or waiver of the limitation period applicable to any Zabit Return.

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



        (d) There is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to Zabit in respect of any Tax or assessment. There are no liabili ties for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by Zabit which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither Zabit, nor any person on behalf of Zabit has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of Zabit except liens for current Taxes not yet due. Except as may be required as a result of the Merger or as otherwise disclosed to Zabit, Zabit has not been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

        (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of Zabit that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, Zabit is not a party to or bound by (nor will it prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Zabit. None of the assets of Zabit (i) is property that Zabit is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code.
Zabit has not participated in (and prior to the Effective Time Zabit will not participate in) an international boycott within the meaning of Section 999 of the Code. Zabit has previously provided or made available to X-ceed complete and accurate copies of all Zabit Returns, and, as reasonably requested by X-ceed, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

        4.11 Employees. Zabit has provided X-ceed with a complete and accurate list setting forth all employees and consultants of Zabit as of the date hereof, together with their titles or positions, dates of hire, regular work location and current compensation. Except as set forth in the Zabit Disclosure Schedule, Zabit does not have any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except as the right of Zabit to terminate its employees at will may be limited by applicable federal, state or foreign law. Except as set forth in the Zabit Disclosure Schedule, Zabit does not have any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee pension benefit (as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise) or welfare benefit plan or obligation covering any of its officers or employees ("Employee Plans") or any informal understanding with respect to the foregoing. Each of Zabit's Employee Plans has been maintained

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



in material compliance with its terms and all applicable ERISA and other requirements as to the filing of reports, documents and notices with governmental agencies and the finishing of documents to participants or beneficiaries have been satisfied. Zabit does not maintain or has ever maintained or contributed to any Employee Plan subject to Title IV of ERISA (relating to defined benefit plans).

        There are no controversies or labor disputes or union organization activities pending or threatened between Zabit and any of its employees. None of the employees of Zabit belongs to any union or collective bargaining unit. Zabit has complied with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions.

        4.12 Compliance with Law. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of Zabit which are necessary to the conduct of Zabit's business ("Zabit Permits") are in full force and effect and Zabit is not in violation of any Zabit Permit in any material respect. Except for exceptions which would not have a material adverse effect on Zabit, the business of Zabit has been conducted in accordance with all applicable laws, regula tions, orders and other requirements of governmental authorities.

        4.13 Litigation. Except as set forth in the Zabit Disclosure Schedule, to the best of the Zabit Shareholders' knowledge, there is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or, to the knowledge of the Zabit Shareholders, threatened, against Zabit or any of its directors, officers, employees or agents, or involving any of their respective assets or properties used in or related to the business of Zabit, before any court, agency, authority, arbitration panel or other tribunal. Except as set forth in the Zabit Disclosure Schedule, the Zabit Shareholders are not aware of any facts which, if known to the Zabit
Shareholders, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation. Zabit is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is Zabit in default with respect to any notice, order, writ, injunction or decree, any of which would have a material adverse effect on Zabit.

        4.14 Contracts. Section 4.14 of the Zabit Disclosure Schedule contains a complete and accurate list of each executory contract and agreement in the following categories to which Zabit is a party, or by which Zabit is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on thirty (30) days' notice, in any case involving more than twenty-five thousand dollars ($25,000); (b) contracts or agreements for the joint per formance of work or services, and all other joint venture, collaboration, research, or other agreements, and grant requests or proposals for research and development contracts in excess of fifty thousand dollars ($50,000) each; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) each Employee Plan (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (f) warrants, repurchase or other contracts or agreements relating to the issuance of capital stock or other equity interests of Zabit; (g) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (h) contracts or agreements with any

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



director, officer, employee, consultant or stockholder; (i) powers of attorney or similar authorizations granted by Zabit to third parties; (j) patents, licenses, sublicenses, royalty agreements and other contracts or agreements to which Zabit is a party, or otherwise subject, relating to technical assistance or to Zabit Proprietary Rights; (k) personal property or capital equipment leases and other rental, use or service arrangements of Zabit involving payment obligations in excess of fifty thousand dollars ($50,000) and which cannot be terminated without penalty on thirty (30) days' notice; and (l) other material contracts.

        Zabit has not, nor, to the knowledge of the Zabit Shareholders, has any of its employees entered into any contract or agreement containing covenants limiting the right of Zabit to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

        4.15   No Default.

        (a) Each of the contracts, agreements or other instruments referred to in Section 4.14 is a legal, binding and enforceable obligation by or against
Zabit subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. No party with whom Zabit has an agreement or contract is in default thereunder or has breached any term or provision thereof where such default or breach would have a material adverse effect on the business of Zabit.

        (b) Except as set forth in the Zabit Disclosure Schedule, Zabit has performed, or is now performing, the obligations of, and Zabit is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. Except as set forth in the Zabit Disclosure Schedule, no third party has notified Zabit of any claim, dispute or controversy with respect to any of the executory contracts of Zabit nor has Zabit received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Zabit with respect to its obligations under any of those contracts, where such alleged nonperformance, delay in delivery or other noncompliance would have a material adverse effect on Zabit, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

        4.16   Proprietary Rights.

        (a) Section 4.16 of the Zabit Disclosure Schedule sets forth a complete and accurate list (Schedule 4.16) of all intangible and intellectual property used in or related to the business conducted by Zabit (collectively, the "Zabit Proprietary Rights"), including (a) all trademarks, service marks, trade names, trade styles, copyrights and all registrations or applications therefor, (b) all patents, inventions and all registrations or applications therefor, and (c) all licenses, sublicenses and other agreements to which Zabit is a party, either as licensee or licensor or otherwise, related to any of the Zabit Proprietary Rights. Zabit has not engaged in any conduct or omitted to perform any necessary act, the result of which would invalidate, abandon or otherwise render Zabit's rights to any Zabit Proprietary Rights unenforceable. Except as set forth in
Schedule 4.16, Zabit is not required to pay

^ ^
any royalty, license, fee or other similar compensation with respect to the Zabit Proprietary Rights in connection with the current or prior conduct of the business conducted by Zabit. As used in the business of Zabit as currently conducted, none of the Zabit Proprietary Rights infringes or misappropriates or otherwise violates or has been alleged to infringe, misappropriate or otherwise violate any proprietary rights of any other person or entity, nor is Zabit otherwise in the conduct of its business infringing upon, or alleged to be infringing upon, any proprietary rights of any other person or entity. To the knowledge of the Zabit Shareholders, no person or entity is engaged in any activity which would constitute infringement of Zabit's rights in the Zabit Proprietary Rights. Zabit is not a party to any agreement to indemnify any other person or entity against any charge of infringement of any proprietary right except customary vendor provisions contained in software contracts.

        4.17 Brokers or Finders. Zabit is being represented in connection with transactions contemplated by this Agreement by Wit Capital Corporation, and Zabit will be responsible for the payment of all fees and expenses in connection with such representation.

        4.18 Related Parties. Except as set forth in the Zabit Disclosure Schedule, no officer or director of Zabit, or any affiliate of Zabit or any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Zabit, or (b) a beneficial interest in any contract or agreement to which Zabit is a party or by which Zabit may be bound.

        4.19 Certain Advances. Except as set forth in the Zabit Disclosure Schedule and Section 4.8(e), there are no receivables of Zabit owing from directors, officers, employees, consultants or shareholders of Zabit or owing by any affiliate of any director or officer of Zabit, other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of twenty-five thousand dollars ($25,000) for any one individual.

        4.20 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to X-ceed pursuant to this Agreement have been furnished to X-ceed. All such documents furnished to X-ceed are true and correct copies, and there are no amendments or modifi cations thereto that have not been disclosed in writing to X-ceed.

        4.21 No Misleading Statements. No representation or warranty made herein, in the Zabit Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to X-ceed pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. Zabit has disclosed to X-ceed all material information of which it is aware relating specifically to the operations and business of Zabit as of the date of this Agreement or relating to the transactions contemplated by this Agreement.

^ ^

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                             THE ZABIT SHAREHOLDERS

        Each of the Zabit Shareholders represents, warrants and covenants to X-ceed as follows:

        5.1 Zabit Common Stock. Except as set forth on the Zabit Disclosure Schedule, such Zabit Shareholder holds of record and owns beneficially the shares of Zabit Common Stock set forth opposite his name on Schedule 4.2 free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws), claims, Taxes, liens, pledges, options, warrants, rights, contracts, calls, commitments, equities and demands. Except as set forth on the Zabit Disclosure Schedule, such Zabit Shareholder is not a party to any option, warrant, right, contract, call, put, or other agreement providing for the disposition of any capital stock of Zabit (other than pursuant to this Agreement). Such Zabit Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to any capital stock of Zabit.

        5.2    Investment Representations.

        (a) Such Zabit Shareholder understands that the shares of X-ceed Common Stock issued as the Share Consideration are "restricted securities" under the federal securities laws inasmuch as they are being acquired from X-ceed in a transaction not involving a public offering and that under such laws and applicable regulations the X-ceed Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. Such Zabit Stockholder is familiar with Rule 144 as promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        (b) Except as set forth on the Zabit Disclosure Schedule, such Zabit Stockholder is acquiring the X-ceed Common Stock solely for his or her own account for investment and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act or any applicable state or foreign securities laws, and has no present intention of selling, granting any participation in, or otherwise distributing the X-ceed Common Stock. Except as set forth on the Zabit Disclosure Schedule, such Zabit Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the X-ceed Common Stock.

        (c) By reason of his or her business or financial experience, such Zabit Shareholder is capable of evaluating the merits and risks of an investment in the X-ceed Common Stock pursuant to the terms of this Agreement and related documents, and is able to protect his or her own interest in connection with the transactions contemplated by this Agreement. Such Zabit Shareholder is financially able to bear the economic risk of an investment in the X-ceed Common Stock.

        (d) Such Zabit Shareholder has received all information that he or she deems necessary or advisable in order to make an informed decision on whether to acquire the X-ceed Common Stock. Without limiting the foregoing, such Zabit Shareholder has received and reviewed this Agreement, including all Schedules and Exhibits hereto, and has had the opportunity to ask questions and receive

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



answers with respect to X-ceed, its business, operations and financial condition, and the terms and conditions of the offering of the X-ceed Common Stock in connection with the transactions contemplated by this Agreement. With respect to tax and other economic considerations involved in this investment, such Zabit Shareholder has relied on his or its own counsel for advice and has expressly not relied on X-ceed.

        (e) Such Zabit Shareholder understands that the shares of X-ceed Common Stock are not registered under the Securities Act and that the sale provided for in this Agreement and X-ceed's issuance of the X-ceed Common Stock hereunder will be made in reliance upon an exemption from registration under Section 4(2) of the Securities Act or pursuant to Regulation D promulgated thereunder, and in reliance upon exemptions from registration contained in the securities laws of the various states and that, in such case, X-ceed's reliance on such exemptions will be at least partially based on such Zabit Shareholder's representations as set forth herein.

        (f) Such Zabit Shareholder understands that, to the extent applicable, each certificate or other document evidencing any of the shares of X-ceed Common Stock may bear the following legend and covenants that, except to the extent such restrictions are waived by X-ceed, such Zabit Shareholder will not transfer the shares of X-ceed Common Stock represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR IF X-CEED, INC. IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO X-CEED, INC. THAT SUCH REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT."



                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF X-CEED

        Except as otherwise specifically set forth on the disclosure schedule delivered by X-ceed to Zabit prior to the execution of this Agreement (the "X-ceed Disclosure Schedule"), X-ceed represents and warrants to Zabit as follows:

        6.1 Organization and Qualification. X-ceed, and each of its Subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. As used in this

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



Agreement, "Subsidiary" means a corporation, partnership or other entity in which X-ceed owns directly or indirectly fifty percent (50%) or more of the voting stock, profits, equity or beneficial interest, is a partner of, or otherwise controls the management of.

        X-ceed and each of its Subsidiaries is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, which states or jurisdictions are listed on the X-ceed Disclosure Schedule, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a material adverse effect on X-ceed and its Subsidiaries, taken as a whole.

        X-ceed has delivered or made available to Zabit true, complete and correct copies, with respect to X-ceed and each of its Subsidiaries, of its (i) Certificate of Incorporation and Bylaws (or other applicable charter documents), as amended to the date hereof, (ii) minutes of all of directors' and stockholders' meetings (or other applicable meetings) since July 2, 1996, complete and accurate as of the date hereof, (iii) list of current shareholders, and (iv) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Each such Certificate of Incorporation and Bylaws and other applicable charter documents is in full force and effect.

        6.2    Capital Structure.

        (a) The authorized capital stock of X-ceed consists of thirty million (30,000,000) shares of X-ceed Common Stock, $0.01 par value and one million
(1,000,000) shares of blank check preferred stock $0.05 par value (X-ceed Preferred Stock"). As of the date of this Agreement, there were issued and outstanding eleven million three hundred fifty thousand three hundred seventy-two (11,350,372) shares of X-ceed Common Stock and no shares of X-ceed Preferred Stock. X-ceed Common Stock and X-ceed Preferred Stock are referred to herein collectively as "X-ceed Stock." The rights, preferences and privileges of X-ceed Common Stock and X-ceed Preferred Stock are as set forth in X-ceed's Certificate of Incorporation.

        (b) As of the date of this Agreement, there were outstanding options to acquire three million thirty-six thousand six hundred eleven (3,036,011) shares of X-ceed Common Stock (the "X-ceed Options") and warrants to acquire one million nine hundred sixty five three hundred ninety eight (1,965,398) shares of X-ceed Common Stock (the "X-ceed Warrants"). As of the date of this Agreement, there were an aggregate of three million thirty-six thousand six hundred eleven (3,036,011) shares of X-ceed Common Stock reserved for issuance upon the exercise of outstanding X-ceed Options and one million nine hundred sixty five three hundred ninety eight (1,965,398) shares of X-ceed Common Stock reserved for issuance on exercise of the outstanding X-ceed Warrants.

        (c) Of the issued and outstanding X-ceed Stock, no shares are subject to repurchase or redemption. All outstanding shares of X-ceed Stock are, and any shares of X-ceed Stock issued upon exercise of X-ceed Options and the X-ceed Warrants (subject to receipt of the exercise prices as provided therein) will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, X-ceed's Certificate of Incorporation or Bylaws or any agreement to which

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



X-ceed is a party or by which X-ceed may be bound. All outstanding securities of X-ceed have been issued in compliance with applicable federal and state securities laws.

        (d) Section 6.2 of the X-ceed Disclosure Schedule ("Schedule 6.2") contains complete and accurate lists of, and the number of shares owned of record by, the holders of outstanding X-ceed Common Stock, and the number of shares subject to X-ceed Options and X-ceed Warrants, and the holders of outstanding X-ceed Options and the X-ceed Warrants, including in each case the addresses of such holders. Schedule 6.2 is complete and accurate on the date hereof and, if required, an updated Schedule 6.2 to be attached hereto will be complete and accurate as of the Closing Date. Such Schedule 6.2 identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of X-ceed.

        (e) Schedule 6.2 contains a complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of X-ceed and each Subsidiary.

        (f) Except as set forth in the X-ceed Disclosure Schedule and except for any restrictions imposed by applicable federal and state securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of X-ceed Common Stock.

        (g) Except for any agreements with Scott Mednick regarding his employment with X-ceed, X-ceed is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of X-ceed, the election of directors, the appointment of officers or other actions of the X-ceed Board or the management of X-ceed.

        6.3 Subsidiaries; Equity Investments. Section 6.3 of the Disclosure Schedule ("Schedule 6.3") contains a complete and accurate list of all of X-ceed's Subsidiaries. Except as set forth in Schedule 6.3, X-ceed does not have and has never had any other subsidiaries or companies controlled by X-ceed and does not own and has never owned any equity interest in, or controlled, directly or indirectly, any other corporation, partnership, joint venture, trust, firm or other entity. Except as set forth in Schedule 6.3, X-ceed owns all of the outstanding capital stock of the Subsidiaries listed on Schedule 6.3, free and clear of any claims, liens or encumbrances, and no options, warrants or other rights to acquire shares of capital stock of any Subsidiary are outstanding.

        6.4 Authority. X-ceed has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, including the issuance of the Share Consideration (the "Share Issuance"). No vote of the holders of any class or series of X-ceed capital stock is necessary to approve the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance. Subject to the receipt by the X-ceed Board of a fairness opinion from X-ceed's financial adviser, the execution and delivery of this Agreement, the performance by X-ceed of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of X-ceed, including approval of the X-ceed Board. This Agreement is a valid and binding obligation of X-ceed.

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



        6.5 No Conflict with Other Instruments. Except for X-ceed's noncompliance with the minimum net worth covenant of that certain loan agreement between X-ceed and European American Bank ("EAB") dated November 18, 1997 and the receipt by X-ceed of a waiver and consent from EAB with respect to such noncompliance and the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of X-ceed or any Subsidiary pursuant to (i) any provision of X-ceed's Certificate of Incorporation or Bylaws, or the charter or organizational documents of any Subsidiary, as the case may be, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which X-ceed or any Subsidiary is a party or by which the properties or assets of X-ceed or any Subsidiary is bound, or (b) to the knowledge of X-ceed, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to X-ceed or any Subsidiary or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on X-ceed and its Subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of X-ceed or any Subsidiary or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        6.6 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to X-ceed or any Subsidiary in connection with the execution, delivery and performance of this Agreement by X-ceed or the consummation by X-ceed of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and an Agreement of Merger with the California Secretary of State and (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

        6.7 Reports and Financial Statements. (a) X-ceed has filed all required forms, reports, registration statements, prospectuses and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1997. No Subsidiary of X-ceed is required to file any form, report, registration statement, prospectus or other document with the SEC. X-ceed has furnished to Zabit complete and accurate copies of X-ceed's Annual Report on Form 10-K SB for the fiscal year ended August 31, 1997, Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 1998 and May 31, 1998, Proxy Statement for its Annual Meeting of Stockholders held on February 20, 1998 and Current Report on Form 8-K dated August 14, 1998 (the "X-ceed SEC Filings"), all filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective filing dates, the X-ceed SEC Filings complied in all material respects with the requirements of the Exchange Act and, as of their respective filing dates, the X-ceed SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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



        (b) Each of the financial statements (including the related notes) of X-ceed included in or incorporated by reference into the X-ceed SEC Filings (the "X-ceed Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC. The X-ceed Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods indicated and are consistent with each other. The X-ceed Financial Statements accurately set out and describe the financial condition and operating results of X-ceed as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. At the date of the X-ceed Financial Statements and as of the Closing Date, except as set forth in the X-ceed Disclosure Schedule, X-ceed had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the balance sheet of X-ceed (the "X-ceed Balance Sheet") under GAAP) not reflected in the X-ceed Financial Statements or the accompanying notes thereto except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the X-ceed Financial Statements and which, under GAAP, would not have been required to be reflected in the X-ceed Financial Statements and except for liabilities incurred in the ordinary course of business since the date of the X-ceed Financial Statements which are usual and normal in amount. X-ceed maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

        6.8 Absence of Changes. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the X-ceed SEC Filings or the X-ceed Disclosure Schedule, except for the contemplated acquisition of Mercury 7 by X-ceed (the"Mercury 7 Transaction"), and except as permitted by Section 7.1 since August 14, 1998, or as set forth in the X-ceed Disclosure Schedule, X-ceed and each Subsidiary has conducted its respective business only in the ordinary and usual course and, without limiting the generality of the foregoing:

        (a) There have been no changes in the condition (financial or otherwise), business, assets, properties, employees, operations, obligations or liabilities of X-ceed and its Subsidiaries, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on X-ceed and its Subsidiaries;

        (b) X-ceed has not, nor has any Subsidiary, issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security;

        (c) X-ceed has not, nor has any Subsidiary, incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice;

        (d) X-ceed has not, nor has any Subsidiary, paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice;

        (e) X-ceed has not, nor has any Subsidiary, declared or made any dividend, payment or other distribution on or with respect to any share of capital stock other than, in the case of any Subsidiary, to X-ceed;

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



        (f) X-ceed has not, nor has any Subsidiary, purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

        (g) X-ceed has not, nor has any Subsidiary, mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary course of business consistent with past practice;

        (h) X-ceed has not, nor has any Subsidiary, disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice, and in each case for a consideration believed to be at least equal to the fair value of such asset or property;

        (i) X-ceed has not, nor has any Subsidiary, purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

        (j) X-ceed has not, nor has any Subsidiary, made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice;

        (k) X-ceed has not, nor has any Subsidiary, entered into any material transaction or contract, or made any commitment to do the same;

        (l) X-ceed has not, nor has any Subsidiary, sold, assigned, licensed, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any X-ceed Proprietary Rights (as defined in Section 6.16);

        (m) X-ceed has not, nor has any Subsidiary, adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

        (n) X-ceed has not, nor has any Subsidiary, effected or agreed to effect any change in its directors, officers or key employees; and

        (o) X-ceed has not effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws.

        6.9    Properties.

        (a) The X-ceed Financial Statements reflect all of the real and personal property owned or used by X-ceed and its Subsidiaries in their respective businesses or otherwise held by X-ceed and its Subsidiaries, except for (i) property acquired or disposed of in the ordinary course of business consistent with past practice of X-ceed and its Subsidiaries, taken as a whole, since the date of the X-ceed Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon.

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



X-ceed and its Subsidiaries have good and marketable title to all assets and properties listed in the X-ceed Financial Statements or thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for liens of current taxes not yet delinquent. All of the fixed assets and properties reflected in the X-ceed Financial Statements or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by X-ceed and its Subsidiaries.

        (b) Except as set forth in the X-ceed SEC Filings, X-ceed does not, nor does any Subsidiary, have any options to purchase any real property leased by it or its Subsidiaries (the "X-ceed Properties") or any other real property. The X-ceed Properties are held under valid, existing and enforceable leases. The X-ceed Properties and the operations thereon of X-ceed or its Subsidiaries, as the case may be, do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the X-ceed Properties or to such operations.

        6.10   Taxes.

        (a) Except for the failure of X-ceed to timely file its Form 5500 Annual Report for the years ended 1994, 1995 and 1996, all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of X-ceed or any Subsidiary (collectively, the "X-ceed Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. All the X-ceed Returns are true and correct in all material respects. X-ceed has no liability for Taxes, other than as shown on the X-ceed Returns, except for positions taken in good faith and for which adequate reserves have been established. The X-ceed Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The X-ceed Financial Statements (i) fully accrue consistent with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of the X-ceed Financial Statements and (ii) properly accrue consistent with GAAP all liabilities for Taxes payable after the Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the X-ceed Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

        (b) No Tax liability has been incurred since the date of the X-ceed Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date on at least a quarterly or, with respect to employment taxes, monthly basis. X-ceed and each Subsidiary have withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld by it. Copies of all X-ceed Returns filed with respect to federal income tax returns for Taxable years of X-ceed and each Subsidiary ending prior to the date hereof have been provided to Zabit. X-ceed has not, nor has any Subsidiary, been granted any extension or waiver of the limitation period applicable to any X-ceed Return.

        (c) Except for the receipt by X-ceed of a notification of audit from the Internal Revenue Service with respect to the period beginning July 3, 1996 up to and including August 31, 1996, there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with

^ ^
respect to X-ceed or any Subsidiary in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by X-ceed or any Subsidiary which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither X-ceed, any Subsidiary nor any person on behalf of X-ceed has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of X-ceed except liens for current Taxes not yet due. Except as may be required as a result of the Merger or as otherwise disclosed to Zabit, X-ceed has not been nor will it be, nor has or will any Subsidiary, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

        (d) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of X-ceed or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or
Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, X-ceed is not, nor is any Subsidiary, a party to or bound by (nor will they prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than X-ceed or any Subsidiary. None of the assets of X-ceed or any Subsidiary (i) is property that X-ceed or any Subsidiary is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of
Section 168(h) of the Code. X-ceed has not, nor has any Subsidiary, participated in (and prior to the Effective Time X-ceed will not, nor will any Subsidiary participate in) an international boycott within the meaning of Section 999 of the Code. X-ceed has previously provided or made available to Zabit complete and accurate copies of all X-ceed Returns, and, as reasonably requested by Zabit, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

        6.11 Employees. Except as set forth in the X-ceed SEC Filings, and except for the employment agreements for Scott Mednick and the principal shareholders of each of Reset, Inc. and Mercury 7, X-ceed does not, nor does any Subsidiary have, any employment contracts with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except as the right of X-ceed or such Subsidiary to terminate its employees at will may be limited by applicable federal, state or foreign law. Except as set forth in the X-ceed SEC Filings, X-ceed does not have, nor does any Subsidiary have, any ERISA, Employee Plans or any informal understanding with respect to the foregoing. X-ceed does not, nor does any Subsidiary, maintain or have ever maintained or contributed to any Employee Plan subject to Title IV of ERISA (relating to defined benefit plans).

        There are no controversies or labor disputes or union organization activities pending or threatened between X-ceed or a Subsidiary and any of its employees. None of the employees of

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



X-ceed or a Subsidiary belongs to any union or collective bargaining unit. X-ceed and each Subsidiary have complied with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions.

        6.12 Compliance with Law. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of X-ceed and its Subsidiaries which are necessary to the conduct of X-ceed's and its Subsidiaries' respective businesses (the "X-ceed Permits") are in full force and effect and X-ceed is not, nor is any Subsidiary, in violation of any X-ceed Permit in any material respect. Except for exceptions which would not have a material adverse effect on X-ceed and its Subsidiaries, taken as a whole, the businesses of X-ceed and its Subsidiaries have been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

        6.13 Litigation. To the best of X-ceed's knowledge, there is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or, to the knowledge of X-ceed, threatened, against X-ceed or its Subsidiaries or any of their respective directors, officers, employees or agents, or involving any of their respective assets or properties used in or related to the business of X-ceed, before any court, agency, authority, arbitration panel or other tribunal. X-ceed is not aware of any facts which, if known to stockholders, customers, suppliers, governmental authorities or other persons, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation. X-ceed is not, nor is any Subsidiary, subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is X-ceed or any Subsidiary in default with respect to any notice, order, writ, injunction or decree, any of which would have a material adverse effect on X-ceed or its Subsidiaries taken as a whole.

        6.14 Contracts. Except as set forth in the X-ceed SEC Filings and except for the agreements in connection with the Mercury 7 transaction, neither X-ceed nor any Subsidiary has any material contracts in the following categories to which X-ceed or a Subsidiary is a party, or by which X-ceed or a Subsidiary is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on thirty
(30) days' notice, in any case involving more than fifty thousand dollars ($50,000); (b) contracts or agreements for the joint performance of work or services, and all other joint venture, collaboration, research, or other agreements, and grant requests or proposals for research and development contracts in excess of one hundred thousand dollars ($100,000) each; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) each Employee Plan (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (f) warrants, repurchase or other contracts or agreements relating to the issuance of capital stock or other equity interests of X-ceed or a Subsidiary; (g) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (h) contracts or agreements with any director, officer, employee, consultant or stockholder; (i) powers of attorney or similar authorizations granted by X-ceed or a Subsidiary to third parties; (j) patents, licenses, sublicenses, royalty agreements and other contracts or agreements to which X-ceed or a Subsidiary is a party, or

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



otherwise subject, relating to technical assistance or to X-ceed Proprietary Rights; (k) personal property or capital equipment leases and other rental, use or service arrangements of X-ceed and its Subsidiaries involving payment obligations in excess of fifty thousand dollars ($50,000) and which cannot be terminated without penalty on thirty (30) days' notice; and (l) other material contracts.

        X-ceed has not, nor has any Subsidiary, nor, to the knowledge of X-ceed, has any of their respective employees entered into any contract or agreement containing covenants limiting the right of X-ceed or any Subsidiary to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

        6.15   No Default.

        (a) Each of the contracts, agreements or other instruments referred to in Section 6.14 is a legal, binding and enforceable obligation by or against X-ceed or a Subsidiary, as the case may be, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. No party with whom X-ceed or a Subsidiary has an agreement or contract is in default thereunder or has breached any term or provision thereof where such default or breach would have a material adverse effect on the business of X-ceed and its Subsidiaries, taken as a whole.

        (b) Except as set forth in the X-ceed Disclosure Schedule, X-ceed and each Subsidiary has performed, or is now performing, the obligations of, and X-ceed is not, nor is any Subsidiary, in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has notified X-ceed or any Subsidiary of any claim, dispute or controversy with respect to any of the executory contracts of X-ceed or such Subsidiary, as the case may be, nor has X-ceed or any Subsidiary received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by X-ceed or such Subsidiary, as the case may be, with respect to their respective obligations under any of those contracts, where such alleged nonperformance, delay in delivery or other noncompliance would have a material adverse effect on X-ceed, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

        6.16   Proprietary Rights.

        (a) Except as set forth in the X-ceed SEC Filings, X-ceed and each of its Subsidiaries owns, or is licensed to use (in each case free and clear of any liens) all intangible and intellectual property used in or related to the business conducted by X-ceed and its Subsidiaries (collectively, the "X-ceed Proprietary Rights"), including (a) all trademarks, service marks, trade names, trade styles, copyrights and all registrations or applications therefor and (b) all patents, inventions and all registrations or applications therefor. X-ceed and its Subsidiaries have not engaged in any conduct or omitted to perform any necessary act, the result of which would invalidate, abandon or otherwise render X-ceed's or any Subsidiary's rights to any X-ceed Proprietary Rights unenforceable. Except as set forth in the X-ceed SEC Filings, X-ceed is not, nor is any Subsidiary, required to pay any royalty, license, fee or other similar compensation with respect to the X-ceed Proprietary Rights in

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



connection with the current or prior conduct of the business conducted by X-ceed and its Subsidiaries. As used in the business of X-ceed and its Subsidiaries as currently conducted, none of the X-ceed Proprietary Rights infringes or misappropriates or otherwise violates or has been alleged to infringe, misappropriate or otherwise violate any proprietary rights of any other person or entity, nor is X-ceed or any Subsidiary otherwise in the conduct of its business infringing upon, or alleged to be infringing upon, any proprietary rights of any other person or entity. To the knowledge of X-ceed, no person or entity is engaged in any activity which would constitute infringement of X-ceed's or any Subsidiary's rights in the X-ceed Proprietary Rights. X-ceed is not, nor is any Subsidiary, a party to any agreement to indemnify any other person or entity against any charge of infringement of any proprietary right except customary vendor provisions contained in software contracts.

        6.17 Brokers or Finders. Neither X-ceed nor its Subsidiaries, nor any of their officers, directors or employees, have employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

        6.18 Related Parties. No officer or director of X-ceed, or any affiliate of X-ceed or any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by X-ceed or a Subsidiary, or (b) a beneficial interest in any contract or agreement to which X-ceed or a Subsidiary is a party or by which X-ceed or a Subsidiary may be bound.

        6.19 Certain Advances. Except as set forth in the X-Ceed SEC Filings, there are no receivables of X-ceed or a Subsidiary owing from directors, officers, employees, consultants or shareholders of X-ceed or such Subsidiary or owing by any affiliate of any director or officer of X-ceed or such Subsidiary, as the case may be, other than a personal loan in the principal amount of approximately one million two hundred thousand dollars ($1,200,000) to Werner Haase, and other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of twenty-five thousand dollars ($25,000) for any one individual.

        6.20 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to Zabit pursuant to this Agreement have been furnished to Zabit. All such documents furnished to Zabit are true and correct copies, and there are no amendments or modifi cations thereto that have not been disclosed in writing to Zabit.

        6.21 No Misleading Statements. No representation or warranty made herein, in the X-ceed Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to Zabit pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. X-ceed has disclosed to Zabit all material information of which it is aware relating specifically to the operations and business of X-ceed as of the date of this Agreement or relating to the transactions contemplated by this Agreement.

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



        6.22 Shares of X-ceed Common Stock. The shares of X-ceed Common Stock to be issued pursuant to the Merger will, when issued and delivered to the holders of Zabit Common Stock, be duly authorized, validly issued, fully paid and nonassessable.


                                   ARTICLE VII

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        7.1 Conduct of Business of Zabit and X-ceed. During the period from the execution date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Zabit and X-ceed agree (except as contemplated by this Agreement or to the extent that Zabit or X-ceed shall otherwise consent in writing) to carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay their debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact their present business organization, keep available the services of their present officers and key employees and preserve their relationships with customers, suppliers, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired their goodwill and ongoing businesses at the Effective Time and, in the case of X-ceed, to cause any Subsidiaries to do the same. Notwithstanding the foregoing, nothing in this Section 7.1 shall be considered to prohibit X-ceed from consummating transactions announced or previously disclosed to Zabit, including the Mercury 7 Transaction, prior to the date of this Agreement or disclosed in the X-ceed SEC Filings or in the X-ceed Disclosure Schedule.

        Following the date of this Agreement, Zabit and X-ceed shall promptly notify the other party of any materially adverse event related to such party and, in the case of X-ceed, its Subsidiaries or the business of such party and, in the case of X-ceed, its Subsidiaries. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Zabit nor X-ceed shall, nor, in the case of X-ceed, permit any Subsidiary to, without the prior written consent of the other party:

        (a) Enter into any material commitment or transaction not in the ordinary course of business consistent with past practice;

        (b) Transfer to any person or entity any rights to the Zabit Proprietary Rights or X-ceed Proprietary Rights, respectively;

        (c) Amend or otherwise modify, except in the ordinary course of business consistent with past practice, or violate the material terms of, any of the agreements set forth or described in the Zabit Disclosure Schedule, in the X-ceed SEC Filings or the X-ceed Disclosure Schedule;

        (d) Commence a lawsuit other than (i) for the routine collection of bills or (ii) in such cases where Zabit or X-ceed, as the case may be, in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business provided that it consult with the other party prior to the filing of such suit;

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



        (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), other than amounts authorized by Section 4.8(e);

        (f) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

        (g) Cause or permit any amendments to its respective Articles or Certificate of Incorporation or Bylaws, as the case may be (or other charter documents);

        (h) Acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

        (i) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

        (j) Except as may be necessary for X-ceed to fulfill its obligations under this Agreement, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others;

        (k) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee other than pursuant to the existing agreements of Zabit or X-ceed and its Subsidiaries;

        (l) Adopt or amend any employee benefit plan, or enter into any employment contract (other than, in the case of X-ceed, an employment contract with Scott Mednick and the three (3) principal shareholders of Mercury 7), extend employment offers to any person whose aggregate annual base salary would exceed twenty-five thousand dollars ($25,000), pay or agree to pay any special bonus or special remuneration to any director or employee other than in connection with normal annual bonus and salary adjustments for all non-officers and directors upon consultation with the other party, or increase the salaries or wage rates of its other employees, except as consistent with the ordinary course of business consistent with past practice;

        (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

        (n) Pay, discharge or satisfy, in an amount in excess of ten thousand dollars ($10,000) (in any one case) or twenty-five thousand dollars ($25,000) (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Zabit Balance Sheet or the X-ceed Balance Sheet, as the case may be, or that

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



arose in the ordinary course of business subsequent to July 31, 1998 or unless payment of such claim, liability or obligation is due in accordance with its terms or expenses consistent with the provisions of this Agreement incurred in connection with the transactions contemplated hereby and is not in excess of twenty-five thousand dollars ($25,000);

        (o) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

        (p) Take, or agree in writing or otherwise to take, any of the actions described in Sections 7.1(a) through 7.1(o) above, or any other action that would prevent Zabit or X-ceed from performing or cause Zabit or X-ceed not to perform its covenants hereunder.

        7.2 No Solicitation. Except as set forth in the X-ceed SEC Filings or with respect to the possible acquisition of Mercury 7 by X-ceed, until the earlier of September 3, 1998, or the date of termination of this Agreement, Zabit and X-ceed agree that neither shall, nor authorize or permit any
Subsidiary   or  any  of  its   Subsidiaries'   officers,   directors,   agents,
representatives or affiliates to, directly or indirectly, take any of the following actions with any party other than the other party to this Agreement and its designees: solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Zabit or X-ceed or any of its Subsidiaries or acquisition of any kind of material portion of the capital stock or assets of Zabit or X-ceed or any of its Subsidiaries. Zabit and X-ceed further agree that neither they nor any of its directors, officers, employees, agents and representatives (including, without limitation, any financial advisor, attorney or accountant) will, nor authorize or permit any Subsidiary or any of its Subsidiaries' officers, directors, agents, representatives or affiliates to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to (i) a merger, acquisition, consolidation, recapitalization, liquidation, asset sale or similar acquisition involving the purchase, sale or other disposition of all or any significant portion of the assets of Zabit or X-ceed or any of its Subsidiaries,
(ii) the issuance, sale or other transfer of any of the shares of the capital stock of Zabit or X-ceed or any of its Subsidiaries (or any securities convertible into or exchangeable or exercisable for such capital stock), or
(iii) any agreement, arrangement, contract, license or understanding that could reasonably be expected to obstruct or delay the transactions contemplated herein (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring it to abandon, terminate, or fail to consummate the Merger or any other transactions contemplated by this Agreement, or make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction with any third party other than X-ceed and its Subsidiaries or Zabit. Zabit and X-ceed agree to notify each other immediately if any such inquiries or proposals regarding any such alternative proposal are received. If the parties cannot in good faith negotiate mutually agreeable definitive documentation before September 3, 1998, then Zabit and X-ceed shall be permitted to commence negotiations with other potential purchasers.

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



                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

        8.1 Approval of Zabit Shareholders. Zabit has received written consents from its shareholders approving this Agreement. The signatures of the Zabit Shareholders on this Agreement shall constitute their approval to the Merger under California law.

        8.2 Access to Information; Interim Financial Information. Subject to any applicable contractual confidentiality obligations (which Zabit and X-ceed shall use all commercially reasonable efforts to cause to be waived) each of Zabit and X-ceed shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the other party financial information, properties, books, contracts, agreements and records, and (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Zabit or X-ceed as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 8.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        8.3 Confidentiality. Each party shall, and shall cause all of its employees, representatives and professional advisors to, keep confidential and not disclose to any other person or entity any information relating to the other party which it obtains in the course of its due diligence investigation in connection with the Merger, and to destroy or return to the other party all copies of such confidential information and extracts therefrom so requested by the other party hereto.

        8.4 Expenses. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        8.5 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) and, as to X-ceed, by the rules and regulations of Nasdaq, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement shall be made by any party hereto unless approved by X-ceed and Zabit in writing prior to release, provided that such approval shall not be unreasonably withheld.

        8.6 Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither Zabit nor X-ceed shall be required to agree to any divestiture by

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X-ceed  or  Zabit,  as  may  be  applicable,  or  any  of  X-ceed's  or  Zabit's subsidiaries or affiliates of shares of capital stock or of any business, assets or properties of X-ceed or its affiliates or Zabit, its subsidiaries or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct its businesses or to own or exercise control of such assets, properties and stock.

        8.7 Conduct; Notification of Certain Matters. Each of X-ceed and Zabit shall use all commercially reasonable efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. Zabit shall give prompt written notice to X-ceed, and X-ceed shall give prompt written notice to Zabit, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which causes or is likely to cause any representation or warranty of Zabit or X-ceed or Zabit, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any failure of Zabit or X-ceed or Zabit, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not limit or otherwise affect the other party's right to rely on the representations and warranties herein or any the other remedies available to the party receiving such notice.

        8.8 Tax-Free Reorganization. X-ceed and Zabit shall each use its commercially reasonable efforts to cause the Merger to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code.

        8.9 Blue Sky Laws. X-ceed shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of X-ceed Common Stock pursuant hereto. Zabit shall use all commercially reasonable efforts to assist X-ceed as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of X-ceed Common Stock pursuant hereto.

        8.10 Acquisition Plan. X-ceed shall make a good faith effort to approve and fund Zabit's acquisition plan as described on Exhibit F attached hereto, so long as such plan is consistent with the then current financial condition and the strategic operating plan of X-ceed.

        8.11 Key Employee  Retention.  Bradley K. Nelson will enter into a three
(3) year employment agreement with X-ceed, plus benefit and option plans, in substantially the form of Exhibit G attached hereto.

        8.12 Key Employee Options. As soon as practicable, X-ceed will adopt a new stock option plan and the employees of Zabit set forth on Exhibit H shall be entitled to participate in such stock option plan, on the same terms and conditions as X-ceed's key employees.

        8.13 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


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        8.14 Listing of Additional  Shares.  No later than fifteen (15) calendar days prior to the issuance of the shares of Common Stock issued as Merger Consideration, or as otherwise required by Nasdaq, X-ceed shall file with the Nasdaq Small Cap Market, or, if the X-ceed Common Stock is then listed on the Nasdaq National Market, the Nasdaq National Market, any required Notification Form for Listing of Additional Shares.

        8.15 Registration Rights Agreement. X-ceed and the Zabit Shareholders shall enter into the Registration Rights Agreement attached hereto as Exhibit I.

        8.16 Required Consents. Zabit shall use its commercially reasonable efforts to obtain all required third party consents to the Merger.


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

        9.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the Zabit Shareholders.

        (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

        (c) Fairness Opinion. Prior to the Closing Date, the X-ceed Board shall have received an opinion from an independent investment banking firm or financial advisor, in a form reasonably satisfactory to the X-ceed Board, to the effect that the Merger and the transactions contemplated by this Agreement are fair to X-ceed and its stockholders from a financial point of view, and a copy of such fairness opinion shall have been made available to Zabit.

        9.2 Additional Conditions to Obligations of Zabit. The obligations of Zabit to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing exclusively by Zabit:

        (a) Representations and Warranties. The representations and warranties of X-ceed contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on X-ceed (it being understood that, for purposes of determining the accuracy of such representations and warranties,

                                      -31-


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all "material adverse effect" and other materiality  qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. X-ceed shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c) Officer's Certificate. X-ceed shall have furnished Zabit with a certificate dated the Closing Date signed on behalf of it by an executive officer to the effect that the conditions set forth in Sections 9.2(a) and (b) have been satisfied.

        (d) Due Diligence. Zabit shall have completed, to its reasonable satisfaction, its due diligence investigation of the assets, business, financial affairs and operational strategies of X-ceed and its Subsidiaries.

        (e) Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse change in the business, financial condition or results of operations of X-ceed or its Subsidiaries, taken as a whole.

        (f) Registration Rights Agreement. X-ceed and the Zabit Shareholders shall have entered into the Registration Rights Agreement substantially into from attached hereto as Exhibit I.

        (g) Private Placement Exemption. The issuance of shares of X-ceed Common Stock is intended to be exempt from registration requirements of Section 5 of the Securities Act pursuant to an appropriate exemption available under Section 4(2) or Regulation D promulgated thereunder.

        (h) Employment Agreement. William N. Zabit and X-ceed shall have entered into an employment agreement in substantially the form as attached hereto as Exhibit E.

        (i) Third Party Consents. Zabit shall have been furnished with evidence reasonably satisfactory to it that X-ceed has obtained,or is in the process of obtaining, the consents, approvals, assignments and waivers set forth in the X-ceed Disclosure Schedule subject to no term, condition or restriction unacceptable to Zabit in its sole discretion.

        9.3 Additional Conditions to the Obligations of X-ceed. The obligations of X-ceed to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing exclusively by X-ceed:

        (a) Representations and Warranties. The representations and warranties of Zabit contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement, including the dividends paid pursuant to
Section 4.8(e), and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on Zabit (it being understood that, for purposes of

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determining the accuracy of such  representations and warranties,  all "material
adverse  effect"  and  other  materiality   qualifications   contained  in  such
representations and warranties shall be disregarded).

        (b) Agreements and Covenants. Zabit shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c) Officer's Certificate. Zabit shall have furnished X-ceed with a certificate dated the Closing Date signed on behalf of it by an executive officer to the effect that the conditions set forth in Sections 9.3(a) and (b) have been satisfied.

        (d) Due Diligence. X-ceed shall have completed, to its reasonable satisfaction, its due diligence investigation of the assets, business, financial affairs and operational strategies of Zabit.

        (e) Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse change in the business, financial condition or results of operations of Zabit.

        (f) Third Party Consents. X-ceed shall have been furnished with evidence reasonably satisfactory to it that Zabit has obtained,or is in the process of obtaining, the consents, approvals, assignments and waivers set forth in the Zabit Disclosure Schedule subject to no term, condition or restriction unacceptable to X-ceed in its sole discretion.

        (g) Private Placement Exemption. The issuance of shares of X-ceed Common Stock is intended to be exempt from registration requirements of Section 5 of Securities Act pursuant to an appropriate exemption available under Section 4(2) or Regulation D promulgated thereunder.


                                    ARTICLE X

                                 INDEMNIFICATION

        10.1   Survival of Representations and Warranties.

        (a) All of the representations and warranties made by Zabit in this Agreement or in any instrument by Zabit delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., California time on the date which is sixteen (16) months after the Closing Date and shall not be affected by any investigation conducted for or on behalf of X-ceed with respect thereto or any knowledge acquired by X-ceed or its officers, directors, employees, shareholders or agents as to the accuracy or inaccuracy of any such representation or warranty.

        (b) All of the representations and warranties made by X-ceed in this Agreement or in any instrument by X-ceed delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m. California time on the date which is sixteen (16) months after the Closing Date and shall not be affected by any investigation conducted for or on behalf of Zabit with respect thereto or any knowledge acquired by Zabit or its officers, directors, employees, shareholders or agents as to the accuracy or inaccuracy of any such representation or warranty.


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        (c)  The  waiver  of  any  condition   based  on  the  accuracy  of  any
representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this
Article X.

        10.2 Indemnification by the Zabit Shareholders. Subject to the limitations set forth herein, by approval and adoption of this Agreement, the Zabit Shareholders agree to indemnify X-ceed severally for such Zabit Shareholder's pro rata portion (based upon the number of shares of Zabit Common Stock held by such Zabit Shareholder immediately prior to the Effective Time relative to the total number of shares of Zabit Common Stock outstanding immediately prior to the Effective Time) of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by X-ceed directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of Zabit or its shareholders contained herein (hereinafter individually a "X-ceed Loss" and collectively "X-ceed Losses"). The right of X-ceed after the Effective Time to assert indemnification claims and receive indemnification payments from the Zabit Shareholders pursuant to this
Article X shall be the sole and exclusive right and remedy exercisable by such parties with respect to any unintentional inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, this section shall not apply to any misrepresentation or breach or warranty of which the Zabit
Shareholders  had  actual  knowledge  or any  intentional  failure to perform or comply with any agreement to which intentional acts and knowing misrepresentations the Zabit Shareholders shall be liable for all X-ceed Losses with respect thereto. X-ceed may not receive any indemnification from Zabit or its shareholders unless and until a Claim Notice (as defined in Section 10.4 below) identifying X-ceed Losses, the aggregate cumulative amount of which exceed five hundred thousand dollars ($500,000), have been delivered to the Zabit Shareholders as provided in Section 10.4; in such case, X-ceed may recover from the Zabit Shareholders the entire amount of the cumulative X-ceed Losses. Any payment for indemnification from any Zabit Shareholder shall be paid by the forfeiture and return of shares of X-ceed Common Stock received as such Zabit Shareholder's pro rata portion of the Merger Consideration. The obligations of the Zabit Shareholders to indemnify and hold harmless X-ceed shall also apply to any action, claim or suit which arises from the operations of Zabit prior to the Closing Date, to the extent that the aggregate cumulative amount of Zabit's liability thereunder is in excess of five hundred thousand dollars ($500,000) and is not covered by insurance and to the extent that such action, claim, suit or matter is not disclosed in this Agreement or the Schedules attached hereto. The Zabit Shareholders shall not be obligated to indemnify X-ceed for any claim asserted more than sixteen (16) months after the Closing Date. In the event of any such third party claim, the procedure set forth in Section 10.4 below shall apply, except that no settlement shall be effective without the Zabit Shareholders' consent and approval.

        10.3 Indemnification by X-ceed. Subject to the limitations set forth herein, by approval and adoption of this Agreement, X-ceed agrees to indemnify the Zabit Shareholders for such Zabit Shareholder's pro rata portion (based upon the number of shares of Zabit Common Stock held by such Zabit Shareholder immediately prior to the Effective Time relative to the total number of shares of Zabit Common Stock outstanding immediately prior to the Effective Time) of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by Zabit or the Zabit Shareholders directly or indirectly

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as a result of (a) any inaccuracy or breach of a  representation  or warranty of
X-ceed contained herein or in any instrument delivered pursuant to this Agreement or any failure by X-ceed to perform or comply with any covenant contained herein or (b) as a result of any claim or action made by THINK New Ideas, Inc. ("THINK") against X-ceed, Zabit, the Zabit Shareholders or Scott Mednick in connection with any discussions regarding a proposed acquisition of Zabit by THINK (hereinafter individually a "Zabit Loss" and collectively "Zabit Losses"). The right of Zabit or the Zabit Shareholders after the Effective Time to assert indemnification claims and receive indemnification payments from X-ceed pursuant to this Article X shall be the sole and exclusive right and remedy exercisable by Zabit or the Zabit Shareholders with respect to any unintentional inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, this section shall not apply to any misrepresentation or breach or warranty of which X-ceed had actual knowledge or any intentional failure to perform or comply with any agreement to which intentional acts and knowing misrepresentations X-ceed shall be liable for all Zabit Losses with respect thereto. The Zabit Shareholders may not receive any indemnification from X-ceed unless and until a Claim Notice (as defined in Section 10.4 below) identifying Zabit Losses, the aggregate cumulative amount of which exceed five hundred thousand dollars ($500,000), have been delivered to X-ceed as provided in
Section 10.4; in such case, the Zabit Shareholders may recover from X-ceed the entire amount of the cumulative Zabit Losses.

        10.4 Defense of Claims. No right to indemnification under this Article X shall be available to any party otherwise entitled to indemnification (the "Indemnified Party"), unless such Indemnified Party gives to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly after the receipt of knowledge of the facts upon which such claim is based (but in no event later than ten (10) days prior to the time any response to the asserted claim is required); except that the failure of any Indemnified Party to so notify the Indemnitor will not relieve the Indemnitor from any liability it may have if and to the extent the Indemnitor is not prejudiced by such omission. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may control negotiations towards the resolution of any such claim without the necessity for litigation, and, if litigation ensues, assume the defense thereof at such Indemnitor's cost and with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party will extend reasonable cooperation in the defense or prosecution thereof and will furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnitor does not promptly employ counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party reasonably concludes, based upon the opinion of its outside legal counsel, that there may be one or more legal defenses available to it, or to any other Indemnified Party who has submitted a Claim Notice to the Indemnitor, which are different from or additional to those available to the Indemnitor, in either of which events such reasonable fees and expenses will be borne by the Indemnitor (but in no event will the Indemnitor be required to pay the fees and expenses of more than one counsel employed by more than one Indemnified Party with respect to any claim) and the Indemnitor will not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor will have the right, in its sole discretion, to settle any claim for monetary damages for

                                      -35-


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which  indemnification has been sought and is available  hereunder,  except that neither Indemnitor nor the Indemnified Party will settle, compromise or make any disposition of any claim under this Article X which would or may result in liability to the Indemnified Party or Indemnitor, respectively, without the written consent of Indemnitee or Indemnitor, respectively.


                                   ARTICLE XI

                     TERMINATION, AMENDMENT, WAIVER, CLOSING

        11.1 Termination. Except as provided in Section 11.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a)    By mutual consent of Zabit and X-ceed;

        (b) By X-ceed or Zabit if: (i) the Effective Time has not occurred by September 3, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

        (c) By X-ceed if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Zabit or if any representation or warranty of Zabit shall have become materially untrue, in either case such that the conditions set forth in Section 9.3 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within thirty (30) days of delivery to Zabit of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

        (d) By Zabit if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of X-ceed or if any representation or warranty of X-ceed shall have become materially untrue, in either case such that the conditions set forth in Section 9.2 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within thirty (30) days of delivery to X-ceed of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

        (e) By Zabit if the trailing five (5) day weighted average price of shares of X-ceed Common Stock on the Nasdaq Small Cap Market or the Nasdaq National Market, as the case may be, is less than six dollars ($6) at the close of the business day preceding the Closing Date.


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        Where  action is taken to  terminate  this  Agreement  pursuant  to this
Section 11.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        11.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of X-ceed or Zabit, or its respective subsidiaries, officers, directors or shareholders, provided that, the provisions of Sections 8.3, 8.4, 8.5 and 8.13 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        11.3 Amendment or Supplement. This Agreement, the X-ceed Notes, the Second Note, the Registration Rights Agreement and all other agreements, documents, instruments and certificates contemplated by, and executed and delivered pursuant to, this Agreement (the "Transaction Documents") may be amended or supplemented at any time before or after approval of this Agreement and any action contemplated by this Agreement or any of the Transaction Documents may be taken by a majority in interest of the Zabit Shareholders to the extent permitted under the CGCL and the DGCL. No amendment or supplement to this Agreement shall be effective unless in writing and signed by each of X-ceed and Zabit.

        11.4 Extension of Time, Waiver. At any time prior to the Effective Time, X-ceed and Zabit may, to the extent legally allowed:

               (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto,

               (b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or

               (c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XII

                                     GENERAL

        12.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:


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        (a)    If to X-ceed to:

               X-ceed, Inc.
               488 Madison Avenue
               New York, New York 10022
               Attn:  Werner Haase
               Facsimile:  (212) 308-0646


        with a copy to:

               McLaughlin & Stern LLP
               260 Madison Avenue
               New York, New York  10016
               Attn:  Richard Blumberg
               Facsimile:  (212) 448-0066


        (b) If to Zabit to:

               Zabit and Associates
               565 Bridgeway
               Sausalito, CA 94965
               Attention:  William N. Zabit
               Facsimile:  (415) 331-4610
        with a copy to:

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street
               San Francisco, CA 94104
               Attn:  Gregg Vignos
               Facsimile:  (415) 983-1200

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

        12.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        12.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        12.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto (including the Disclosure Schedule), and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings,

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both  written and oral,  among the parties  with  respect to the subject  matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided in Section 12.9 below); and (c), except as contemplated by Section 11.3, shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties

        12.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        12.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        12.8 Arbitration. All disputes arising in connection with or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with said Rules. The site of such arbitration shall be San Francisco, California. The award of the arbitrator shall be final and binding and may be enforced in any and all courts having jurisdiction over the party against which the award is rendered. The prevailing party in any legal or arbitration action brought by one party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including the costs of investigation, consultant fees, court costs and reasonable attorney's fees.

        12.9 Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or

                                      -39-


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any party hereto or any other person or entity,  and all provisions  hereof will be personal solely between the parties to this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                        X-CEED, INC.

                                        By /s/ Werner Haase
                                        Title   Chief Executive Officer


                                        ZABIT & ASSOCIATES, INC.

                                        By /s/ William N. Zabit
                                        Title   Chairman/C.E.O.


                                        ZABIT SHAREHOLDERS:

                                        /s/ William N. Zabit
                                        William N. Zabit

                                        /s/ Joyce M. Wesolowski
                                        Joyce M. Wesolowski

                                        /s/ Judith Cohen
                                        Judith Cohen




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